Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Charles Messman
Public Relations 949-362-5800 pr@smithmicro.com	Investors Relations 949-362-5800 IR@smithmicro.com

Smith Micro Announces $4 Million Note and Warrant Financing

Two largest stockholders, CEO William W. Smith Jr. and Unterberg Koller

Capital Fund L.P., fund senior subordinated notes

ALISO VIEJO, CA, September 6, 2016 – Smith Micro Software, Inc. (NASDAQ:SMSI) today announced it has entered into agreements to issue $4.0 million of senior subordinated notes and related common stock purchase warrants. The investment is being provided by the Company’s two largest stockholders, Unterberg Koller Capital Fund L.P. and William W. and Dieva L. Smith. Mr. Smith is the CEO and founder of Smith Micro Software. The proceeds from the transaction will be used for growth and M&A initiatives, and for general corporate purposes.

“I am very excited about the outlook for Smith Micro as we look to finish the year strong,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “This debt instrument will help accelerate our growth initiatives, and maximize opportunities from recent and potential M&A activity.”

Smith Micro acquired Sweden-based Birdstep Technologies in April of this year, followed by Portugal-based iMobileMagic in July. As a result, the Company now has additional technical and sales teams in Europe and Asia, helping to drive more international business opportunities with mobile carrier, cable/MSO, and enterprise companies in those regions.

The outstanding principal amount under the senior subordinated notes will accrue interest at a rate of 10% per annum, and will mature on the third anniversary of issuance. The Company is required to make interest payments on a quarterly basis. In addition to the notes, the Company issued to the investors warrants to purchase 1.7 million shares of common stock. The warrants have an exercise price of $2.74 per share and are exercisable for five years from the issuance date. Further details of the investment will be described in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

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The notes and warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy such securities, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world. From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual messaging, video streaming, and 2D/3D graphics applications. For more information, visit smithmicro.com (NASDAQ: SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the Company’s financial prospects and other projections of its performance, the existence of new business opportunities and interest in the Company’s products and solutions, the Company’s ability to increase its revenue by capitalizing on new opportunities, and customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the Company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the Company’s ability to compete effectively with other software and technology companies. These and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the Company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.